EXHIBIT 10.1

Amendment & Assignment of Foreign Exchange and Bullion Authorization Agreement
This amendment and assignment (the “Assignment Agreement”) is made and entered into this 10th day of October, 2018 (the “Execution Date”) by and among The Cambridge Strategy (Asset Management) Limited (“Assignor”), Mesirow Financial International UK, Limited (“Assignee”), Cambridge Master Fund L.P. (the “Fund”) and JPMorgan Chase Bank, N.A. (“JPMC” (Assignor, Assignee, Fund and JPMC are sometimes referred to in this Assignment Agreement as a “Party” and collectively as the “Parties”).
WHEREAS, JPMC, Assignor, and Fund are parties to a Foreign Exchange and Bullion Authorization Agreement dated as of July 12, 2017 (as amended from time to time, the “Authorization Agreement”) (all terms used herein without definition have the meanings set forth in the Authorization Agreement);

WHEREAS, JPMC and the Fund acknowledge that as of October 1, 2018, the Fund is changing its Investment Manager from The Cambridge Strategy (Asset Management) Limited to Mesirow Financial International UK, Limited;
WHEREAS, The Cambridge Strategy (Asset Management) Limited (as the “Assignor”) desires to  assign to Mesirow Financial International UK, Limited (as the “Assignee”), all of its rights, duties and obligations under the Authorization Agreement, and Assignee desires to accept such assignment, and to assume all such rights, duties and obligations in accordance with the terms hereof;
WHEREAS, Assignor, Fund and Assignee desire to obtain JPMC’s written consent to assign or transfer the Authorization Agreement from Assignor to Assignee, and JPMC desires to grant such consent in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the representations and premises set forth herein, Assignor, Assignee, the Fund, and JPMC hereby agree as follows, with effect from and including October 1, 2018 (the "Effective Date”):

1.
 Assignment and Assumption.  Effective as of the Effective Date, Assignor hereby assigns to Assignee all of its rights, liabilities, duties and obligations under and in respect of the Authorization Agreement, and Assignee hereby accepts such assignment and assumes all of the rights, liabilities, duties and obligations under and in respect of the Authorization Agreement.

2.
Acceptance by Consenting Party.  Effective as of the Effective Date, JPMC hereby consents to the assignment of the Authorization Agreement, all of Assignor’s rights, duties and obligations under the Authorization Agreement, and accepts Assignee as the party to perform all of the rights, duties and obligations of Assignor under the Authorization Agreement.

3.	Amendments to the Authorization Agreement. Effective as of the Effective Date, the Fund, Assignee and JPMC agree to modify the Authorization Agreement as follows:

a.	All references to The Cambridge Strategy (Asset Management) Limited shall be deemed to be references to Mesirow Financial International UK, Limited.

b.	The definition of and all references to “Investment Manager” as defined and used in the Agreement shall be deemed to refer to Mesirow Financial International UK, Limited.

c.	The contact details for notices under Section 10 for the Investment Manager shall change to the following:

Mesirow Financial International UK, Limited
Sackville House, 40 Piccadilly
London, United Kingdom W1J 0DR
Attention: Matt Roberts
Email: mjroberts@mesirowfinancial.com

4.	Governing Law. The validity, interpretation and performance of this Assignment Agreement and each of its provisions shall be governed by the laws of the State of New York.
IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date first above written.
The Cambridge Strategy (Asset Management) Limited, as Assignor
By: /s/ Edward D. Baker
Name: Edward D. Baker
 Title: Executive Chairman
Mesirow Financial International UK, Limited, as Assignee
By: /s/ Jeff Levine
Name: Jeff Levine
 Title: SMD

Cambridge Master Fund L.P.
By: /s/ Patrick T. Egan
Name: Patrick T. Egan
 Title: President
Ceres Managed Futures LLC
JPMorgan Chase Bank, N.A.
By: /s/ John M. DeAngelis
Name:
 Title:

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